                                                                   EXHIBIT 10.19

                       * Confidential Treatment Requested
                         Under 17 C.F.R. Sections 200.80(b)(4),
                         200.83 and 230.406

           MEMORANDUM OF AGREEMENT DATED MAY 12, 1999 BETWEEN MP3.COM,
    INC. ("MP3") AND BOUTIT, INC., DBA NO LIMIT RECORDS, INC., A CALIFORNIA
                            CORPORATION ("NO LIMIT")


         For good and valuable consideration, No Limit and MP3 agree as follows:

         1. The term of this Agreement (the "Term") shall commence upon the date hereof and continue thereafter for a period of three (3) years. Notwithstanding anything to the contrary contained in the immediately-preceding sentence, if an IPO (as defined in paragraph 26 below) does not take place within eight (8) months after the date hereof, No Limit may terminate the Term by giving MP3 notice of its election to do so. Such termination shall be effective thirty (30) days after the effective date of that notice; provided that such termination shall terminate all of No Limit's rights and MP3's obligations under paragraph 26 below.

         2. No Limit hereby licenses exclusively to MP3 the right during the Term to host throughout the universe ("the Territory) the official No Limit's website (the "Official Site"). MP3 may elect, in lieu of hosting the Official Site, to create links between the Official Site and MP3's websites. Nothing contained herein shall limit No Limit's right to establish additional websites; provided that at all times during the Term (a) the Official Site shall remain the principal website operated by No Limit and (b) all such additional websites shall contain prominently placed links to MP3's websites, including, without limitation a substantial and meaningful placement of links on the "home page" of each such website. In addition, No Limit will use its reasonable good-faith efforts to cause all No Limit Artists (as defined below) to include during the Term prominently placed links on their official websites to MP3's websites, including, without limitation a substantial and meaningful placement of links on the "home page" of each such website. During the Term MP3 will accord No Limit prominent "placement" on various pages of its website, including, without limitation, one (1) visible "banner" or "logo thumbnail" on the "home page" of MP3's website from time to time, it being understood and agreed that such "home page" presence may alternate cyclically with other banners and/or "logo thumbnails" not associated with No Limit at the discretion of MP3; provided that MP3 agrees that No Limit's [***] during the Term shall be [***]. No Limit shall have the right to approve the final design of the Official Site and all substantial modifications thereto from time to time, provided that No Limit agrees to act reasonably and expeditiously in the exercise of such approval rights and not withhold its approval in a manner intended to frustrate the intent of this Agreement.

         3. No Limit licenses exclusively to MP3 during the Term all "on demand streaming media rights" ("Streaming Rights") throughout the Territory with respect to certain commercially satisfactory master recordings owned and controlled by No Limit that are of [***] and embody the featured performances of the [***] musical performing artists whose recording services are [***] committed to No Limit ("No Limit Artists") of [***] to recordings by those [***] previously-released by No Limit each of which shall have a playing time of no less than [***] (each master recording complying with all of the specifications described in the preceding portion of this sentence or otherwise acceptable to MP3 shall be referred to as a "No Limit

Master") and a [***] of music videos owned and controlled by No Limit ("No Limit Videos"). No Limit warrants represents, and agrees that MP3 shall not be obligated to make any payments to any person, firm or corporation in respect of the exercise of Streaming Rights with respect to No Limit Masters or the musical compositions embodied thereon hereunder.

         4. No Limit licenses exclusively to MP3 the right during the Term to distribute throughout the Territory the No Limit Masters and No Limit Videos directly to consumers by means of digital file transfer ("Digital Distribution"). Without limiting the generality of the immediately-preceding sentence, MP3 may encode No Limit Masters in the mp3 "codec" and/or any other "codec" selected by it for purposes of engaging in the Digital Distribution hereunder. No Limit and MP3 shall mutually agree upon the reasonable selling price of each No Limit Master or collection of No Limit Masters offered for sale hereunder (which prices shall be selected from the generally-applicable pricing schedule for Digital Distribution established by MP3 from time to time). MP3 shall solicit orders for Digital Distribution of No Limit Masters and shall provide all credit and payment facilities. MP3 shall remit to No Limit on a regular accounting schedule [***] of the gross receipts [***] derived from the Digital Distribution of No Limit Masters. The right to engage in Digital Distribution is sometimes referred to herein as "Digital Distribution Rights."

         5. No Limit hereby licenses exclusively to MP3 the right during the Term throughout the Territory to assemble, manufacture, distribute and sell directly to the public customized compilation phonorecords in any media now known or hereafter developed (e.g., CD, DVD, smartcard etc.); such compilations may consist of No Limit Masters alone or together with other master recordings ("Custom Compilations"). No Limit acknowledges and agrees that MP3 shall be entitled to reproduce the same No Limit Master more than once upon each Custom Compilation at no additional cost to MP3 provided that each separate reproduction shall be in a different "file format" (e.g., "redbook audio," mp3, Windows Media Player etc.). MP3 shall determine, in its sole discretion, the prices of the Custom Compilations and shall remit to No Limit on a regular accounting schedule [***] of MP3's gross receipts from the sale of Custom Compilations (excluding credit card fees, any fees payable to third party digital security providers, and any fees for storage of No Limit Masters on third-party servers) prorated on the basis that the number of No Limit Masters contained on each Custom Compilation bears to the total number of master recordings (including No Limit Masters) embodied upon that Custom Compilation. Notwithstanding anything to the contrary contained in the immediately-preceding sentence, if MP3's prorata gross receipts [***] attributable to No Limit Masters exceed [***], then No Limit shall be entitled to receive [***] of MP3's such prorata gross receipts [***] in excess of [***] attributable to No Limit Masters. The right to assemble, manufacture, distribute and sell directly the public Custom Compilations is sometimes referred to herein as "Custom Compilation Rights."


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                    * Confidential Treatment Request(ed)

         6. (a) No Limit hereby warrants, represents, and agrees that during the first year of the Term (the "First Contract Year) MP3 shall obtain exclusive unencumbered Streaming Rights, Digital Distribution Rights, and Custom Compilation Rights throughout the Territory (collectively "the Rights") hereunder with respect to no fewer than [***] No Limit Masters each in its entirety and that during each of the second and third years of the Term (the "Second Contract Year" and the "Third Contract Year" respectively), MP3 shall obtain the exclusive unencumbered Rights to no fewer than [***] additional No Limit Masters. The No Limit Masters and No Limit Videos delivered hereunder shall include reasonable numbers of master recordings and music videos embodying the featured performances of each top-selling No Limit Artist such as, without limitation, "Master P." and "Snoop Dog."

                  (b) The No Limit Masters required to be delivered to MP3 during the First Contract Year shall be delivered to MP3 promptly following the complete execution of this Agreement. At least [***] of the No Limit Masters required to be delivered to MP3 during each of the Second and Third Contract Years shall be delivered to MP3 no later than the date [***] after the commencement of the applicable Contract Year and the balance of such No Limit Masters required to be delivered to MP3 during each of the applicable Contract Years shall be delivered to MP3 no later than the date [***] months after the commencement of the applicable Contract Year. No Limit shall deliver to MP3 a reasonable number of No Limit Videos in existence as of the date of this Agreement and shall deliver to MP3 a reasonable number additional No Limit Videos on a reasonably regular basis during the remainder of the Term. Without limiting MP3's other rights and remedies in such instance, if No Limit shall fail to deliver to MP3 the required number of No Limit Masters as and when required during any Contract Year, the running of that Contract Year shall be automatically suspended pending fulfillment of No Limit's delivery obligation for that Contract Year.

         7. No Limit shall be solely responsible for paying all third-parties due any compensation in respect of the exploitation of No Limit Masters by means of Digital Distribution or embodiment on Custom Compilations sold hereunder, including, without limitation, all artists whose performances are embodied thereon, the producers of such master recordings, the publishers of the musical compositions embodied in such master recordings, the owners of any Samples (as hereafter defined) contained in those master recordings, and any union, guild or affiliated trust fund.

         8. Without limiting the generality of any of No Limit's other undertakings in this Agreement, No Limit hereby authorizes MP3 to make available throughout the Territory for free Digital Distribution at least one (1) No Limit Master during each day of the Term (either designated from among the No Limit Masters in respect of which No Limit has granted to MP3 the unencumbered exclusive Rights throughout the Territory or from among such other No Limit Masters in respect of which No Limit is entitled to grant unencumbered Streaming Rights and Digital Distribution Rights throughout the Territory) to be referred to as "Master P's Pick(s) of the Day." MP3 shall not be obligated to make any payment to any person, firm, or corporation in respect of the Digital Distribution of No Limit Masters pursuant to this paragraph 8.


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                      * CONFIDENTIAL TREATMENT REQUEST(ED)

         9. With respect to the initial commercial release (i.e., the initial release for commercial distribution to the public) in the Territory during the Term of each album or single consisting entirely of master recordings owned or controlled by No Limit (any such album being referred to as a "No Limit Album"), No Limit shall allow MP3, for a period of at least [***] preceding the date of such release (the "[***] Pre-Release Streaming Window" with respect to a No Limit Master), to exercise [***] Streaming Rights with respect to the master recording constituting the "A-side" of that single or the emphasis track of that album (if there is no single derived from that Album to be released by No Limit). After the expiration of the [***] Pre-Release Streaming Window with respect to any No Limit Master, MP3 shall continue to have [***] Streaming Rights with respect to that No Limit Master. In addition, No Limit shall with respect to each No Limit Album initially released in the Territory during the Term deliver to MP3 no later than the date [***] after the initial commercial release of that No Limit Album one (1) previously unreleased "bonus track" No Limit Master embodying the featured performance by the No Limit Artist whose featured performances are principally featured on such No Limit Album in respect of which MP3 may exclusively exploit all of the Rights during the Term (a "Designated Bonus Track"). Nothing contained in this paragraph 9 shall require No Limit to record any additional master recordings for the sole purpose of delivering a Designated Bonus Track to MP3. Each Designated Bonus Track shall apply in partial fulfillment of the number of No Limit Masters is required to deliver to MP3 in fulfillment of its obligations under subparagraph 6(a) above.

         10. During the Term, MP3 will host and No Limit shall use its reasonable good-faith efforts facilitate monthly "on-line chats" for one (1) or more recording artists whose featured performances are embodied upon any of the No Limit Masters or No Limit Videos ("No Limit Artists"), as mutually designated by MP3 and No Limit. Without limiting the generality of anything contained in the immediately-preceding sentence, with respect to each No Limit Album released during the Term featuring the featured performances of only one (1) No Limit Artist (whether a group or a solo artist), No Limit shall use its reasonable good-faith efforts to cause that Artist to participate in an "on-line chat" hosted or presented by MP3 during the period commencing five (5) days prior to the initial release date of that No Limit Album and ending five (5) days after the initial release date of that No Limit Album.

         11. No Limit hereby licenses to MP3 the non-exclusive right during the Term to use the names (including, without limitation, present or future legal, professional, group, and other assumed or fictitious names) and approved portraits, pictures and likenesses of all musical or vocal performers whose performances are embodied upon any of the No Limit Masters or No Limit Videos, including, without limitation, Percy Miller, professionally known as "Master P," as well as the producer(s) and all other persons performing services in connection with the No Limit Masters and/or No Limit Videos and biographical materials concerning such persons, as news or information, for the purposes of trade, or for advertising purposes, in any manner and in any medium in connection with the marketing and exploitation of the No Limit Masters and/or No Limit Videos hereunder, and MP3's Institutional Advertising (i.e., advertising designed to create goodwill and prestige and not for the purpose of selling any specific product or service). No Limit shall furnish MP3 with reasonable quantities of approved portraits, pictures and likenesses of and biographical materials concerning the No Limit Artists. MP3 shall use only those materials


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                      * CONFIDENTIAL TREATMENT REQUEST(ED)
regarding Artist and the No Limit Artists provided by No Limit; provided that inadvertent or casual failure by MP3 to use such materials shall not constitute a breach of this Agreement, provided that upon receipt of notice from No Limit MP3 uses reasonable efforts to effect prospective cure with respect to future uses of such materials. MP3 shall, in referring to No Limit in its advertising relating solely to No Limit or No Limit Artists (space permitting), use reasonable efforts to include the slogan "The Number One Rap/Hip Hop Label" and when referring to Master P. in such advertising, use reasonable efforts to include the slogan "The King of Hip Hop", provided that MP3's casual or inadvertent failure to include any such slogan in any advertisement shall not constitute a breach of this Agreement.

         12. (a) No Limit hereby licenses to MP3 the non-exclusive right during the Term to use No Limit's name and any identifying trademark, logo or device used by No Limit ("No Limit Names and Logos") for purposes of trade and consumer advertising pertaining to MP3's exploitation of the rights granted to it hereunder by No Limit. No Limit also hereby licenses to MP3 the non-exclusive right during the Term to use throughout the Territory the No Limit Names and Logos in MP3's Institutional Advertising and on its websites to publicize its relationship with No Limit hereunder. No Limit shall have the right to impose written guidelines governing MP3's use of the No Limit Names and Logos; provided that such guidelines are reasonable and not formulated to frustrate MP3's rights under this paragraph 12(a).

                  (b) MP3 hereby licenses to No-Limit MP3 the non-exclusive right during the Term to use MP3's name and any identifying trademark, logo or device used by MP3 ("MP3 Names and Logos") in No Limit's Institutional Advertising and on its websites to publicize its relationship with MP3 hereunder. MP3 shall have the right to impose written guidelines governing No Limit's use of the MP3's Names and Logos; provided that such guidelines are reasonable and not formulated to frustrate No Limit's rights under this paragraph 12(b).

         13. MP3 and No Limit shall mutually approve all press releases issued by MP3 or No Limit that relate to the relationship between them. Any such press release that either party hereto desires to publish shall be submitted to the other party in accordance with the notice provisions contained in paragraph 24 below and any such press release so submitted shall be deemed approved by the receiving party if the submitting party shall not have received notice of the receiving party's disapproval thereof within three (3) business days after the effective date of the notice of submission.

         14. No Limit shall use its reasonable good-faith efforts to cause each No Limit Artist to display prominently at each of his, her, or their live concert appearances throughout the Territory during the Term signage (prepared and delivered by MP3 at its sole expense) mutually selected by MP3 and No Limit featuring MP3's and No Limit's names and/or logos.

         15. With respect to each concert tour undertaken during the Term in the Territory by each No Limit Artist (a "No Limit Artist Tour"), No Limit and MP3 shall use their best efforts to designate one (1) or more artists who provide digital recordings to MP3 through its website ("MP3 Artists") as an "opening act" for all or a substantial portion of that No Limit Artist Tour.


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
No Limit shall have the right to disapprove of any MP3 Artist submitted by MP3 as an "opening act" for any No Limit Artist Tour on any reasonable basis, provided that it promptly notifies MP3 of the basis for such disapproval and does not exercise its disapproval rights for the purpose of frustrating MP3's rights under this paragraph 15. No Limit will provide representatives of MP3 and their guests reasonable access to concerts by No Limit Artists during the Term. Nothing contained in this paragraph 15 shall require No Limit to cause any No Limit Artist to engage in any concert tour.

         16. No Limit and MP3 shall develop various lines of co-branded merchandise to be mutually agreed upon by MP3 and No Limit (e.g., hats, T-shirts, sweatshirts etc.) that will be manufactured and sold or otherwise distributed exclusively by MP3 throughout the Territory during the Term ("Subject Merchandise"). With respect to the product categories specified on Schedule A, annexed hereto and, by this reference, made a part hereof, with respect to which categories, No Limit warrants and represents that it is currently a party to exclusive licensing arrangements with unaffiliated merchandisers ("Previously Licensed Subject Merchandise"), MP3 shall, during the remainder of the term of such licensing arrangement, purchase such merchandise only from No Limit's exclusive merchandising licensee and No Limit shall use its best efforts to cause its exclusive merchandising licensee to offer to sell such merchandise to MP3 at a [***] price, not to exceed [***]. MP3 shall remit to No Limit on a regular accounting schedule [***] of its [***] derived from the sale of Previously Licensed Subject Merchandise and [***] of its [***] with respect to all other Subject Merchandise. MP3 shall have the right for a period of four
(4) months after the end of the Term to sell or otherwise distribute its remaining inventory of Subject Merchandise. In the event that any Subject Merchandise shall embody the name, likeness, or other materials pertaining to any No Limit Artist, No Limit shall be solely responsible for paying all compensation due to that No Limit Artist in respect of the sale of such Subject Merchandise.

         17. If MP3 shall enter into any affiliate referral agreement with any third party "on line" music retailer pursuant to which MP3 receives a commission for sales of No Limit Albums (an "Affiliate Referral Agreement"), MP3 shall remit to No Limit on a regular accounting schedule [***] of any commissions received by it thereunder as a direct result of each sale of a No Limit Album made by that "on line" music retailer occurring by reason of MP3's referral of the purchaser to that "on line" retailer. As of the date hereof, MP3 is not a party to any Affiliate Referral Agreement and makes no warranty or representation that it will enter into any Affiliate Referral Agreement during the Term.

         18. No Limit shall, within a reasonable time after the execution of this Agreement deliver to MP3 [***] pairs of Converse brand athletic shoes autographed by "Master P" in a variety of adult and adolescent sizes for MP3 to give away as promotional items. [***] pairs shall be furnished at No Limit's sole cost; and No Limit shall use its best efforts to cause the remaining pairs to be provided to MP3 at [***] price therefor.


                      * Confidential Treatment Request(ed)


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
         19. With respect to each album-length phonorecord or other compilation of soundrecordings initially released by No Limit in the Territory during the Term, No Limit shall provide and deliver to MP3 at No Limit's sole cost one hundred (100) CDs autographed by the No Limit Artist(s) whose featured performances are embodied on such phonorecord or other such compilation.

         20. During the Term, MP3 shall [***] to No Limit organize and effect at least [***] "directed e-mailings" for the benefit of No Limit to likely prospective purchasers of No Limit Albums, singles or other related products as determined by MP3 and prepare at least [***] demographic analyses of the information contained in its data bases acquired in connection with the release of No Limit Albums, singles or other related products. Notwithstanding the generality of the immediately-preceding sentence, MP3 will not be required to send more than one (1) "directed e-mailing" on behalf of No Limit during each month of the Term. In addition MP3 will consider in good faith and discuss other activities suggested by No Limit that involve the use of information contained in MP3's databases. Nothing contained herein shall require MP3 to act in a manner inconsistent with MP3's published privacy policy as such policy may be amended from time to time during the Term.

         21. No Limit and MP3 each warrants and represents that it has the full right and power to enter into and fully perform this Agreement and grant all of the rights herein granted by each of them. Without in any way limiting the generality of No Limit's warranties and representation contained the immediately-preceding sentence, nothing contained in this Agreement is intended or shall be construed to require No Limit to violate any of the terms pertaining to the distribution of phonorecords embodying master recordings owned or controlled by No Limit contained in any pre-existing phonograph record distribution agreement currently in effect to which No Limit is a party (a "Distribution Agreement"). No Limit warrants and represents that neither the Materials, as hereinafter defined, nor any use thereof, will violate any law or infringe upon or violate the rights of any person or entity. "Materials," as used in this paragraph 17, means: (1) the No Limit Masters and No Limit Videos furnished under this Agreement, (2) the No Limit Names and Logos, (3) each name used by each No Limit Artist, individually or as a group, in connection with No Limit Masters or No Limit Videos furnished hereunder or any Subject Merchandise,
(4) all other musical, dramatic, artistic and literary materials, ideas, and other intellectual properties, contained in or used in connection with any No Limit Masters or No Limit Videos furnished hereunder or their packaging for use in connection with sale, distribution, advertising, publicizing or other exploitation of the No Limit Masters or No Limit Videos furnished hereunder, and
(5) all artistic and literary materials, ideas, and other intellectual properties, furnished or selected by No Limit and contained in or used in connection with any of the Subject Merchandise.

         22. No Limit warrants and represents that the No Limit Masters and No Limit Videos furnished hereunder contain no Samples that have not been authorized by the owner(s) of the musical composition, master recording, or other material or portion thereof from which such Sample is derived (the "Sampled Party"). The term "Sample" shall mean the use, inclusion or interpolation (the "Interpolation") in a No Limit Master or No Limit Video of any musical composition, soundrecording, or any other material or intellectual property, or portion of any such property or material that is not owned and controlled solely by No Limit. MP3 shall have

                       * Confidential Treatment Requested


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
the right to require No Limit to furnish it with instruments or other documents evidencing that the Interpolation of such Sample has been authorized by the Sampled Party; provided that MP3's failure to do so or election not to do so shall not constitute MP3's waiver of its right to rely upon No Limit's warranties and representations contained herein in proceeding with the full exercise of the rights granted to MP3 hereunder.

         23. (a) No Limit will at all times indemnify and hold harmless MP3 and any of its licensees (collectively the "Indemnitee") from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of any breach or alleged breach of any warranty or representation made by No Limit in this Agreement or any other act or omission by No Limit, provided the claim concerned has been settled or has resulted in a judgment against any Indemnitee. MP3 will notify No Limit of any action commenced on such a claim. No Limit may participate in the defense of any such claim through counsel of its selection at its own expense, but MP3 will have the right at all times, in its sole discretion, to retain or resume control of the conduct of the defense. If any claim involving such subject matter has not been resolved, or has been resolved by a judgment or other disposition which is not adverse to any Indemnitee, No Limit will reimburse Indemnitee for sixty-six and two-thirds percent (66.67%) of the expenses actually incurred by Indemnitee in connection with that claim. Pending the resolution of any such claim, MP3 will have the right to withhold monies which would otherwise be payable to No Limit under this Agreement in an amount not exceeding No Limit's potential liability to MP3 and/or its licensees under this paragraph.

                  (b) MP3 will at all times indemnify and hold harmless No Limit and any of its licensees (collectively the "Indemnitee") from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of any breach or alleged breach of any warranty or representation made by MP3 in this Agreement or any other act or omission by MP3, provided the claim concerned has been settled or has resulted in a judgment against any Indemnitee. No Limit will notify MP3 of any action commenced on such a claim. MP3 may participate in the defense of any such claim through counsel of its selection at its own expense, but No Limit will have the right at all times, in its sole discretion, to retain or resume control of the conduct of the defense. If any claim involving such subject matter has not been resolved, or has been resolved by a judgment or other disposition which is not adverse to any Indemnitee, MP3 will reimburse Indemnitee for sixty-six and two-thirds percent (66.67%) of the expenses actually incurred by Indemnitee in connection with that claim.

         24. Except as otherwise specifically provided in this Agreement, all notices under this Agreement shall be in writing and shall be given by courier or other personal delivery or by registered or certified mail at the appropriate address below or at a substitute address designated by notice by the party concerned:

      To MP3:           10350 Science Center Drive
                        Bldg. 19
                        San Diego, California 92121
                        Attn:  President


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
      With a copy to:   Hansen, Jacobson, Teller, Hoberman, Newman & Warren/
                        Hertz & Goldring, LLP
                        450 North Roxbury Drive, 8th Floor
                        Beverly Hills, California  90210-4222
                        Attn: Kenneth B. Hertz, Esq. and Jonathan D. Haft, Esq.

      To No Limit:      c/o Endeavor Entertainment
                        9701 Wilshire Boulevard
                        10th Floor
                        Beverly Hills, California 90212
                        Attn:  Roger Pliakas, Lon Rosen and Ariel Emanuel

      with a copy to:   Darrell D. Miller, Esq.
                        1620 26th Street
                        Suite 150 South
                        Santa Monica, California 90404

Notices shall be deemed given when mailed, except that a notice of change of address shall be effective only from the date of its receipt. All royalties, royalty statements and/or payments to No Limit hereunder may also be sent to No Limit at its address above via regular mail and shall be deemed sent on the date the applicable statement is mailed.

         25. The parties hereby agree that at the request of either party they shall execute more formal documentation of this Agreement containing additional standard terms and provisions customarily contained in agreements of this nature, including, without limitation, additional standard warranties and representations consistent with the terms hereof, force majeure provisions, and reasonable "notice and cure" provisions. Each party hereto agrees that it shall negotiate expeditiously and in good faith with respect to any reasonable changes that the other party may request in connection with such standard provisions, to the extent not inconsistent with the terms hereof. Until such time as MP3 and No Limit enter into such more formal documentation, this Agreement shall constitute a fully binding and enforceable agreement embodying the entire agreement of the parties hereto with respect to the subject matter hereof, and shall be governed by the laws of the State of California applicable to contracts entered into and intended to be performed entirely within the State of California. Any and all disputes, claims, or proceedings between the parties hereto arising out of or relating to this Agreement, or the validity or breach thereof, shall be settled by binding and final arbitration held before a single arbitrator from the Judicial Arbitration Mediation Service. Any such arbitration shall be held in the County of Los Angeles, California and shall be pursuant to the laws of the State of California. The arbitrator shall also have the power to impose any sanction against any party permitted by California law. The arbitration award shall be final. Judgment on any arbitration award may be entered in any court in the County of Los Angeles. Any process in any such action or proceeding may, among other methods, be served upon either party hereto by delivering it or mailing it, by registered or certified mail, directed to the address designated in paragraph 24 or such other address as that party may designate pursuant to paragraph 24. Any such delivery or


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
mail service shall be deemed to have the same force and effect as personal service within the state of California.

         26. As additional consideration for the rights conveyed to MP3 hereunder, if and when MP3.com, Inc. completes an underwritten initial public offering (an "IPO") of its Common Stock under the Securities Act of 1933, as amended (the "Act"), during the Term, No Limit shall receive the supplemental consideration set forth in this section. Upon the effective date of the IPO, MP3.com, Inc. shall issue to No Limit in a private placement to be completed contemporaneously with the IPO that number of shares of its Common Stock (the "Shares") equal to Two Million Five Hundred Thousand Dollars ($2,500,000) divided by the per share price at which the Common Stock is offered to the public in the IPO (the "Private Placement"). No Limit acknowledges and agrees that (i) there can be no assurance that MP3.com, Inc. will be able to successfully complete an IPO in the near future or at any time and (ii) whether or not MP3.com, Inc. is able to successfully complete an IPO, all other rights and obligations contained within this Agreement will remain in full force and effect.

         27. INVESTMENT REPRESENTATIONS.

                  (a) PURCHASE FOR OWN ACCOUNT. No Limit represents that it is acquiring the Shares to be issued in the Private Placement solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

                  (b) ACCREDITED INVESTOR. No Limit is an "accredited investor" as such term is defined in Rule 501 under the Act.

                  (c) LEGENDS. No Limit understands that the certificates evidencing the Shares may bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         (d) RULE 144. No Limit acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. No Limit has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of


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
         certain current public information about MP3, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (e) MARKET STANDOFF. No Limit agrees that MP3 (or a representative of the underwriters) may, in connection with the IPO, require that it not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of MP3 held by it, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty
         (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. No Limit further agrees to execute and deliver such other agreements as may be reasonably requested by MP3 and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, MP3 may impose stop-transfer instructions with respect to No Limit's common stock until the end of such period.

         28. MP3 AFFILIATES: "MP3" as used herein shall be deemed to include any and all affiliates and/or joint ventures of MP3.Com, Inc. now in existence or hereafter established.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date specified on page 1 hereof.

MP3.COM, INC.                           BOUTIT, INC.,
                                        dba NO LIMIT RECORDS, INC.,
                                        A CALIFORNIA CORPORATION



By:                                     By:
Its:                                    Its:


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
                                   SCHEDULE A

Category of Merchandise     Name of Merchandiser    Expiration Date of Agreement


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